EXHIBIT 5.0
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                   Opinion of Counsel, Thomas F. Pierson, P.C.
                        1140 Highway 287, Suite 400-2741E
                           Broomfield, Colorado 80020
                             Telephone: 303-404-9904
                             Facsimile: 240-266-5659

           March 28, 2003

           Board of Directors
           Telco Blue, Inc.
           388 Market St. Suite 500
           San Francisco, California 94111

           Gentlemen:

           We have acted as counsel to Telco Blue, Inc., (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act 1933, as amended, of the subject shares of the Company's common stock, .001 par value per share (the "Shares").

           Based upon the foregoing, and assuming that Shares will be issued as set forth in the Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the beneficiary thereof, once issued as described in the Registration Statement.

           This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

           Very truly yours,

           LAW FIRM OF THOMAS F. PIERSON, P.C.

           /s/ Thomas F. Pierson, Esq.
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               Thomas F. Pierson, Esq.